Exhibit 99.1

Investor/Analyst Day April 4, 2006

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, future dividends, the opening and closing of theatres in 2004 and 2005 and the availability of film products, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward- looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following: the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; and other factors, including those discussed under the caption "Information About Forward-Looking Statements" in our Form 10-Q for the quarterly period ended September 30, 2005 and "Risk Factors" in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004. The risk factors discussed in our Form 10-K/A under the heading "Risk Factors" are specifically incorporated by reference in this presentation. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Going Digital Going Digital

DIGITAL TECHNOLOGY Ready to roll out immediately Service infrastructure in place Proven technology

DIGITAL TECHNOLOGY Advantages

DIGITAL TECHNOLOGY Clarity, brightness, color

DIGITAL TECHNOLOGY Reliability

DIGITAL TECHNOLOGY Flexibility

Alternative Content The In-theater Digital Interactive Entertainment Platform Presented to Carmike Theaters March 2006

What is TimePlay? Providing cinema operators a platform that enables interactive content including video games, in-game ads and commerce-related functionality tailored for their audiences. Primary platform provider Establish a pervasive cinema network Develop & manage programming

Game Show Opportunity Build an in-theater Interactive Game Show business targeting the $12 billion out-of-home bingo market Focus initially on existing massive bingo market Not gambling but a new form of interactive game show that leverages bingo audience Introduce consumers to other games of chance and skill Bring bingo mainstream Expand the market by reinventing (poker phenomena) Familiar game play to all Cinema circuit is very accessible Clean, concessions, convenient parking = ideal venue for Bingo Big screen environment of theaters Make it fun and entertaining Strategic partners Endemol producing first game show Future game shows with Sony, MTV, Fox

Operations Players pick up their game machine preloaded with electronic bingo cards in the theater lobby Dedicated TimePlay POS Wireless game controllers Buy in price is $10 for 15 min block Five games every 15 min block Show Hours: Ten, 2 hour shows a week M-F, afternoon and evening shows 150 seat capacity per show Greater demand managed with additional screens Operated by charity volunteers and TimePlay personnel

Video Games

Video Games Opportunity Build an in-theater many player video games business targeting the $10 billion video game market starting with kids Focus initially on kids & birthday events Build on existing kids party programs adding an interactive experience for kids under 12 Expand business to mainstream audiences Build on the kids program adding games for teens and adults (future) Big screen environment of theaters Make TimePlay games a uniquely immersive social gaming experience Strategic partners Nickelodeon Future titles with Disney, Pixar, Sony, Atari, THQ, EA and others

Market Research Video game industry is $10 B Supported by positive demographic trends which point to steady growth in addressable audience for next 20 years (WMS Equity Brief, 2003) 92% of kids aged 2 - 17 play video games* 50% of all Americans play video games regularly 60% of parents play games with their kids once a month 68% of parents play electronic games with their child and 63% of parents believe games are a positive influence on their child** *US national survey conducted by National Institute of Media and Family (NIMF) ** Electronic Software Association (ESA)

Primary Research Quantitative Study (MaCorr 2Q/2005) 65% like the idea of playing big screen games in cinema 54% are likely to try these games 40% would play at least a few times a month 50% believe in-cinema games would be better than their at home experience Focus Groups (2003-2005) Interest level from the kids was very high Vast majority would rather come to play at the theater vs. playing their favorite game at home 60% said that they could see themselves playing for several hours Birthday party product appeals across both age groups (6-9 and 10-12) almost equally, and appeals to both boys and girls Purchase intent for birthday parties, from parents, is extremely high

Target Audience Kids Program Kids age 5-12 with a core focus on kids age 6-11 Parents with kids in the target age Future Mainstream Audience Program Tweens Teens and young adults Casual adult players

Theater vs. Theater Videogames: Players in different theaters compete remotely or inside the same complex. Team vs. Team Play within the audience MTV's GOT GAME: Variety/Game Show for tweens and teens. Fast-paced series of minigames built around MTV shows encouraging social interaction.

Kid's Games SpongeBob's Summer Camp: A suite of minigames and activities built around the Nickelodeon hit shows aimed at 6 to 10 year old birthday and event business.

2006 Digital Movie Availability March Atl Ice Age 2 Inside Man Shaggy Dog She's The Man Slither Stay Alive V For Vendetta April American Dreamz RV Scary Movie Stick It The Sentinel The Wild United 93 May Davinci Code Goal Just My Luck Mission Impossible 3 Over the Hedge Poseidon X-Men 3

# 2006 Digital Movie Availability

June
- Cars
- Click
- Devil Wears Prada
- Fast & Furious 3
- Garfield 2
- Lake House
- Nacho Libre
- Omen 666
- Superman Returns
- The Break Up

July
- Lady in Water
- Monster House **
- Miami Vice
- Pirates of the Caribbean 2
- Super X-Girlfriend

August
- Accepted
- Idlewild
- Talladega Nights
- The Reaping
- World Trade Center

September
- Jackass 2
- Open Season

October
- Barnyard
- Flicka
- Grudge 2
- Marie Antoinette

November
- Dallas
- Flushed Away
- A Good Year
- Happy Feet
- Santa Clause 3
- Casino Royale

December
- Meet the Robinsons**
- Charlotte's Web
- The Holiday
- Pursuit of Happiness
- The Good Shepard

** 3-D


MIAMI VICE
Charlotte's Web

2006 - Strong Slate of Sequels

2006- Most Anticipated Releases 2006- Most Anticipated Releases

2006- Most Anticipated Releases 2006- Most Anticipated Releases